Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-63880 on Form S-8 of Monro, Inc. of our report dated June 30, 2025, relating to our audit of the financial statements of Monro, Inc. 401(k) Plan, which appears in this Annual Report on the Form 11-K of the Monro, Inc. 401(k) Plan for the year ended December 31, 2025.

/s/ Freed Maxick, P.C.

Buffalo, New York
June 29, 2026

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